Exhibit 10.4

                          EMPLOYEE DEATH BENEFIT AGREEMENT


              THIS AGREEMENT, made this _____ day of ______________, 199?, by and between <Employee> ("Employee"), and THE TIMKEN COMPANY ("Timken"), an Ohio corporation having its principal offices at Canton, Ohio.

              WHEREAS, Employee has been employed by Timken since <Year> and is currently serving as [TITLE] in a capable and efficient manner; and

              WHEREAS, Timken desires to retain the services of Employee and to provide additional compensation to Employee for his services; and

              WHEREAS, Employee is willing to continue in the employ of Timken until his retirement, provided that Timken will pay a death benefit to Employee's Beneficiary upon Employee's death.

              NOW, THEREFORE, the parties covenant and agree as follows:

               1. Upon Employee's death, Timken shall provide the
                  following death benefits:

                  a.     If Employee dies after retirement (whether at
                      normal retirement age or early retirement age) Timken shall pay to Employee's beneficiary an amount equal to twice Employee's annual salary in effect at the time of his retirement, said amount increased to offset the United States Federal Income Taxes then in effect.

                  b.     If Employee dies prior to retirement Timken shall
                      pay to Employee's beneficiary an amount equal to twice Employee's annual salary in effect at the time of his death, said amount increased to offset the United States Federal Income Taxes then in effect.

                  c.     If Employee dies after an involuntary termination
                      of his employment subsequent to a change in control (as defined in Paragraph 7 hereof), an amount equal to twice Employee's annual salary in effect at the time of the change in control shall be paid to Employee's beneficiary, said amount increased to offset the United States Federal Income Taxes then in effect.

               2. Any payment under Paragraph 1 shall be in a lump sum and shall be paid to Employee's Beneficiary as soon as administratively feasible following receipt of the information required by Paragraph 9 hereof.
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               3. If Employee voluntarily terminates his employment with
                  Timken prior to his retirement, or if Timken discharges Employee or requests that he resign his employment, no death benefits shall become due and payable to Employee's Beneficiary and this Agreement shall be considered terminated. If Employee and Timken mutually agree to Employee's termination prior to his retirement under circumstances other than those set forth in the preceding sentence, this Agreement may remain in full force and effect at the discretion of Timken.

               4. Employee hereby names ______________ as the beneficiary hereunder.

                  It is agreed that neither Employee nor any beneficiary
               5.
                  hereunder shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payment hereunder, which payments and the right thereto are expressly declared to be non-assignable and non-transferable. Any such attempted assignment or transfer shall terminate this Agreement and Timken shall have no further liability hereunder.

                  Timken is hereby designated as the Named Fiduciary of
               6.
                  this Agreement, in accordance with the Employee Retirement Income Security Act of 1974 (ERISA). The Named Fiduciary shall have the authority to control and manage the operation and administration of this Agreement and is hereby designated as the Agreement Administrator.

               7. The Funding Policy of this Agreement shall be that death benefits under this Agreement shall be provided out of the general assets of Timken at the time such benefits are to be paid. No specific amounts, therefore, shall be set aside in advance. In the event that there is a change in control of Timken, prior to such change in control, Timken shall arrange for the funding of a trust established for the purpose of providing death benefits to Employee's Beneficiary to insure that the rights and obligations of Timken under this Agreement are performed. The amount to be contributed to such trust prior to a change in control to insure Timken's obligations under this Agreement shall be calculated, using the actuarial assumptions set forth in Exhibit A to this Agreement, by The Wyatt Company or such other independent actuary appointed by Timken. Upon a change in control, the rights of Employee under this Agreement shall be fully vested and shall be forfeited only if Employee voluntarily terminates his employment prior to retirement. The term "change in control" shall mean the occurrence of any of the following events:



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                  a. All or substantially all of the assets of Timken are
                     sold or transferred to another corporation or entity, or Timken is merged, consolidated or reorganized into or with another corporation or entity, with the result that upon conclusion of the transaction less than 51% of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the acquiring corporation or entity are owned, directly or indirectly, by the shareholders of Timken generally prior to the transaction; or

                  b. There is a report filed on Schedule 13D or
                      Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the combined voting power of the then-outstanding voting securities of Timken; or

                  c. Timken shall file a report or proxy statement with
                      the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 5(f) of Schedule 14A thereunder (or any successor schedule, form or report or item therein) that a change in control of Timken has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                  d. The individuals who, at the beginning of any period
                      of two consecutive calendar years, constituted the Directors of Timken cease for any reason to constitute at least a majority thereof unless the nomination for election by Timken's stockholders of each new Director of Timken was approved by a vote of at least two-thirds of the Directors of Timken still in office who were Directors of Timken at the beginning of any such period.

               8. In the event that, in its discretion, Timken purchases
                  an insurance policy or policies insuring the life of Employee to allow Timken to recover in whole or in part, the cost of providing the benefits under this Agreement, neither Employee nor any beneficiary shall have any rights whatsoever therein; Timken shall be the sole owner and beneficiary of such insurance policy or policies and shall possess and may exercise all incidents of ownership therein.


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               9. It shall be the duty of Employee's Beneficiary to
                  submit a claim for benefits under this Agreement to Timken. The claim must be in writing and must include a copy of the death certificate.

              10. Timken shall make all determinations as to rights to
                  benefits under this Agreement. Any decision by Timken denying a claim for benefits under this Agreement shall be stated in writing and delivered or mailed to the beneficiary. Such decision shall set forth the specific reasons for the denial written to the best of Timken's ability in a manner that may be understood without legal counsel. In addition Timken shall afford a reasonable opportunity to the beneficiary for a full and fair review of the decision denying such claim.

              11. Nothing contained in this Agreement shall be construed to be a contract of employment nor as conferring upon Employee the right to continue in the employ of Timken in any capacity. It is expressly understood by the parties hereto that this Agreement relates exclusively to death benefits and is not intended to be an employment contract.

              12. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto.

              13. The failure at any time to require performance of any
                  provision expressed herein shall in no way affect the right thereafter to enforce such provision; nor shall the waiver of any breach of any provision expressed herein be taken or held to be a waiver of any succeeding breach of any such provision or as a waiver of a provision itself.

              14. All notices, including offers and acceptances, shall be deemed to have been given if delivered or mailed, by certified or registered mail, to the parties entitled thereto at their addresses contained in Timken's records.

              15. This Agreement shall be subject to and construed under the laws of the State of Ohio.

              Exhibit A attached hereto and made a part hereof is hereby added as an attachment to the Death Benefit Agreement.

              IN WITNESS WHEREOF, the parties hereto have executed this Death Benefit Agreement in duplicate this ____________ day of ______________, 199?.




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                                            _________________________

                                                   <Employee>


                                            THE TIMKEN COMPANY

                                            By: ______________________
                                                   Stephen A. Perry


                                                Its: Vice President -
                                                   Human Resources and Logistics


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                                                                 Exhibit A





          The amount to be contributed to a trust fund pursuant to Section 7 of this Agreement to insure the performance of Timken's obligations under this Agreement in the event of a change in control shall be calculated using:

              (1) The UP-1984 Mortality Table, and

              (2) 120 percent of the interest rate(s) which would be used
                  (as of the beginning of the calendar year in which the date of the contribution to the trust fund occurs) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination.




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